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                                                                 12/31/97
                                                                 SEC FORM U-3A-2


                                   EXHIBIT C


An organization chart showing the relationship of each EWG or foreign utility company to associate companies in the holding company system.

               Filed with the Securities and Exchange Commission
                     pursuant to Rule 202 of Regulation S-T